Exhibit 10.18

CENTENE CORPORATION

Nonstatutory Stock Option Agreement Granted Under

Amended and Restated 2003 Stock Incentive Plan
(Directors)

1. Grant of Option

This agreement evidences the grant by Centene Corporation, a Delaware corporation (the “Company”), on __________________ (the “Grant Date”) to__________________, a director of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), a total of _______ shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $______ per Share.  Unless earlier terminated, this option shall expire at 3:00 p.m., Central time, on _____________ (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant,” as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule

This option will become exercisable (“vest”) as to ___% of the original number of Shares on the ____ anniversary of the Grant Date and as to an additional ___% of the original number of Shares at the end of each successive _______ period following the first anniversary of the Grant Date until the ____ anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

In the event of a “Change in Control” of the Company or if the Optionee is not re-elected as a member of the Board, all of the Shares that (but for the application of this clause) are not vested at the time of the occurrence of such events shall vest.  A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur:  (i) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing forty percent or more of the combined voting power of the Company’s then outstanding securities; (ii) individuals who, as of the Grant Date, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

3. Exercise of Option

(a) Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  Common Stock purchased upon the exercise of this option shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)
by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)
when the Common Stock is registered under the Securities and Exchange Act of 1934, as amended, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the board of directors of the Company (the “Board”) in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)
to the extent permitted under applicable law and permitted by the Board, in its sole discretion, provided that at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash; or

(5)	by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of, or consultant or advisor to, the Company or any other entity the directors, consultants or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any consulting, advisory, nondisclosure, non-competition or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of 90 days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Discharge for Cause.  If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge.  “Cause” shall include acts or omissions that the Company determines in writing, after affording the Participant an opportunity to be heard, are  (i) criminal, dishonest or fraudulent or constitute  misconduct that reflect negatively on the reputation of the Company (including any parent, subsidiary, affiliate or division of the Company); (ii) acts or omissions that could expose the Company or any parent, subsidiary, affiliate or division of the Company to claims of illegal harassment or discrimination in employment;(iii) material breaches of this Agreement; or (iv) continued and repeated failure to perform substantially the duties of his/her employment.  The Participant shall be considered to have been discharged for “cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Withholding

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

In Witness Whereof, the Company has caused this option to be executed under its corporate seal by its duly authorized officer.  This option shall take effect as a sealed instrument.

Centene Corporation

By:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2003 Stock Incentive Plan.

Participant:

Dated:  _________________